UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 15, 2024
Date of Report (date of earliest event reported)

Asensus Surgical, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

1 TW Alexander Drive, Suite 160
Durham, NC 27703
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	ASXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08          Shareholder Director Nominations.

In connection with the 2023 Annual Meeting of Stockholders of Asensus Surgical, Inc. (the “Company”), held on June 6, 2023 (the “2023 Annual Meeting”), the related proxy statement informed stockholders wishing to submit a nomination for a director candidate, or a proposal for inclusion in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), of the various dates by which such proposals or nominations needed to be delivered to the Company. Such dates were based on an assumption that the 2024 Annual Meeting would be held in June 2024.

The Company is uncertain, at this time, as to when the 2024 Annual Meeting will be scheduled. It is currently continuing to pursue the negotiation of a possible merger transaction outlined in a non-binding letter of intent dated March 28, 2024 by and between the Company and KARL STORZ SE & Co. KG (“KARL STORZ”) described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2024. While the Company cannot provide any information as to whether or not a definitive merger agreement will be signed by the parties, or, if signed, the definitive transaction will be consummated, the Company has determined it is best to postpone the 2024 Annual Meeting at this time. When a date is established for the 2024 Annual Meeting, if needed, the Company will file a Current Report on Form 8-K to announce the date of such meeting as well as new dates for the submission of stockholder proposals and/or director nominations intended to be considered for inclusion in the Company’s proxy materials for such 2024 Annual Meeting.

Forward-Looking Statements

This Current Report on Form 8-K includes statements relating to the Company and the possible merger transaction being negotiated by the Company and KARL STORZ, and statements related to the possible timing of the Company’s 2024 Annual Meeting. These statements and other statements regarding our future plans and goals include “forward looking statements”' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and can typically be identified by words such as “potential,” “may,” and “plan” and similar expressions, as well as variations or negatives of these words. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include, but are not limited to, whether the potential transaction with KARL STORZ will occur; whether the parties will successfully negotiate and enter into a definitive merger agreement and, if so, whether it will be approved; the risk that the terms of the definitive agreement may not be as favorable to the Company’s stockholders as proposed in the letter of intent, including the purchase price; the timing of execution of such agreement; and whether and/or when the 2024 Annual Meeting will be scheduled. Additional risks and uncertainties about the Company and its business are identified and discussed in the “Risk Factors” section of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law. The information set forth herein speaks only as of the date hereof.

No Offer or Solicitation

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Important Information for Stockholders

The proposed transaction, if any, is subject to completion and execution of a definitive merger agreement, which will contain the full terms and conditions of the proposed transaction. Any such definitive merger agreement and the merger, if agreed upon, will be submitted to the Company’s stockholders for their approval. In connection with securing such stockholder approval, if and when solicited, the Company will file a proxy statement and other materials with the SEC. If a proxy statement is filed, after the proxy statement is cleared by the SEC, a definitive proxy statement will be mailed or made available to the Company’s stockholders. This Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASENSUS SURGICAL, INC.

Date: May 15, 2024	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer

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